Exhibit 10.1

EXECUTIVE CHAIRMAN AGREEMENT

THIS CHAIRMAN AGREEMENT (this “Agreement”) is made as of the 12th day of April, 2024 (the “Effective Date”), by and between Serina Therapeutics, Inc., a Delaware corporation (the “Company”), and Balkrishan “Simba” Gill (the “Chairman”).

WHEREAS, on and after the Effective Date, the Chairman will serve on the Board of Directors of the Company (the “Board”), and will serve as the Chairman of the Board subject to the terms of this Agreement; and

WHEREAS, the Company and the Chairman desire to enter into this Agreement setting forth the terms of the Chairman’s relationship with the Company and certain other matters relating to his role.

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Chairman contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Chairman hereby agree as follows:

1. DUTIES AND EFFORT.

a. Upon the approval of this Agreement by the Board and the appointment of the Chairman to the Board, the Chairman agrees to be available to perform the duties of Chairman of the Board. The Chairman agrees that prior to the Company employing a Chief Executive Officer other than Steven Ledger, the Chairman’s duties shall include (i) acting as chairman of the Board, and, in such capacity, conducting Board and stockholder meetings, (ii) acting as a liaison between the Company’s senior management and the Board and its committees, (iii) advising the Company’s senior management on matters of Company operations and (iv) otherwise performing the duties of Chairman of the Board, as well as such other customary duties the as may be determined and assigned by the Board and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws and its corporate governance charters, each as amended or modified from time to time, and by applicable law, rule or regulation, including, without limitation, the Delaware General Corporation Law (the “DGCL”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and any exchange or quotation system on which the Company’s securities may be traded from time to time. The Chairman agrees to devote approximately forty percent (40%) of his time to perform his duties to the Company. The Chairman will perform such duties described herein in a professional manner and in the best interests of the Company, and at all times in accordance with the general fiduciary duty of directors arising under the DGCL. The Chairman and the Company agree that because the Chairman’s compensation is not governed by, and exceeds the normal compensation of a chairman set forth in, the Company’s Director Compensation Policy, the Chairman will not be an independent director and, as such, will not be eligible to serve on the audit committee, the compensation committee or the nominating and corporate governance committee.

b. The Chairman and the Company agree that upon the Company employing a Chief Executive Officer other than Steven Ledger, the Chairman and the Company will meet to determine what modifications should be made to duties and efforts set forth in Section 1a. The Chairman and the Company agree to act in good faith in making such determinations regarding duties and efforts.

2. TERM. The term of this Agreement shall commence as of the Effective Date and shall continue until the earlier of (i) the date that the Chairman is no longer serving as a member of the Board (as the same may be renewed with the approval of the Board and the Company’s stockholders) or (ii) upon the death, incapacity, removal or resignation of the Chairman.

3. NO EMPLOYMENT RELATIONSHIP. This Agreement is not intended to create an employment relationship between the parties. The Chairman shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he earns under this Agreement. The Chairman hereby indemnifies and holds the Company harmless from any taxes, penalties, attorney’s fees, and costs incurred by the Company arising out of a breach by the Chairman of the foregoing sentence. The Chairman shall not be eligible to participate in any of the Company’s employee benefit plans.

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4. COMPENSATION; EQUITY RESTRICTIONS; COMPANY POLICIES.

a. For services to be rendered by the Chairman hereunder, the Company agrees to pay the Chairman, in lieu of the amounts that would otherwise be payable to the Chairman under the Company’s Director Compensation Policy, the following compensation:

i. subject to Section 4d., a cash fee of $300,000 per annum, payable in accordance with prevailing Company policies for officers;

ii. subject to Section 4d., 295,300 options with respect to the Common Stock of the Company (the “Options”). Subject to the Chairman’s continued engagement through the applicable vesting date, 73,825 Options shall vest on the 6th month anniversary of the grant date, 5,273 Options shall vest each month beginning on the 7th month anniversary of the grant date and continuing thereafter on a monthly basis until the 48th month anniversary of the grant date at which 5,282 Options shall vest. In addition, the Chairman will be eligible for annual refresh and other equity awards at the Board’s discretion generally in line with those afforded, from time to time, to similarly situated executive employees of the Company The grant (a) shall be made pursuant to the Serina Therapeutics, Inc. 2024 Equity Incentive Plan, as it may be amended from time to time, and any successor plan thereto (the “Option Plan”), (b) shall be subject to the terms and conditions of the applicable equity award agreement that evidences such award under the Option Plan and (c) shall be governed by the Option Plan, the applicable equity award agreement, and any other applicable award documentation.

b. The compensation of the Chairman may be adjusted from time to time as agreed by the parties or as determined by the Compensation or other similar committee of the Board.

c. The Chairman agrees that he is subject to the policies of the Company (the “Company Policies”), which Company Polices may be amended from time to time by the Board, and have been made available to the Chairman. The Company Policies include, but are not limited to, the Code of Business Conduct and Ethics, the Whistleblower Policy, the Procedure for Serina Security Holder Communications to the Board of Directors, the Insider Trading Policy, and the Clawback Policy; provided however, the Chairman agrees that the compensation normally received by a director under the Company’s Director Compensation Policy shall not apply to the Chairman.

d. The Chairman and the Company agree that in conjunction with any modifications made in the Chairman’s duties and efforts as determined in accordance with Section 1b., the Chairman and the Company shall meet to determine what modifications should be made to the compensation of the Chairman to reflect the modifications of the Chairman’s duties and efforts. The Chairman and the Company agree to act in good faith in making such compensation determinations.

5. EXPENSES; ADMINISTRATIVE ASSISTANT.

a. In addition to the compensation provided in Section 4 hereof, the Company will reimburse the Chairman for pre-approved reasonable business-related expenses incurred in good faith in the performance of the Chairman’s duties for the Company. Such payments shall be made by the Company in accordance with its normal policies for senior executives of the Company.

b. The Company agrees to employ Minerva Franco, as an administrative assistant to the Chairman. The administrative assistant shall be a part-time employee of the Company, whose salary will be $80,000 per annum, and may be eligible to participate in the Company’s benefits plans.

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6. RESTRICTIONS RESPECTING CONFIDENTIAL INFORMATION, NON-COMPETITION, ETC.

a. The Chairman acknowledges and agrees that by virtue of his involvement with the business and affairs of the Company, he has developed and will continue to develop substantial expertise and knowledge with respect to all aspects of the business, affairs and operations of the Company and has had access to and will continue to have access to all significant aspects of the business and operations of the Company and to confidential and proprietary information of the Company. As such, the Chairman acknowledges and agrees that the Company will be damaged if he were to breach or threaten to breach any of the provisions of this Section 6 or if he were to disclose or make unauthorized use of any confidential and proprietary information of the Company or otherwise engage in the activities prohibited by this Section 6. Accordingly, the Chairman expressly acknowledges and agrees that he is knowingly and voluntarily entering into this Agreement, and that the terms, provisions and conditions of this Section 6 are fair and reasonable and necessary to adequately protect the Company and its business.

b. Concurrently with the execution of this Agreement, the Chairman shall execute the Company’s standard form of Confidentiality and Intellectual Property Agreement (the “Confidentiality Agreement”), the terms and provisions of which are incorporated herein by reference as binding and operative provisions of this Agreement.

c. During the term of this Agreement and for five (5) years after the termination of this Agreement for any reason, the Chairman shall not, directly or indirectly, anywhere within the United States, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become materially interested in (whether as an owner, stockholder, lender, executive, employee, officer or director) any business (other than the Company) which is in the business of developing and utilizing a novel polymeric drug delivery system based on its polyoxazoline technology for use to deliver various therapeutic agents (the “Business”), or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates relating to the Business to discontinue or reduce the extent of such relationship. For purposes of this Agreement, the Chairman shall be deemed to be directly or indirectly interested in a business if he is engaged or interested in that business as an owner, stockholder, lender, executive, employee, officer or director, but not if the Chairman’s interest is limited solely to the ownership of not more than 4.99% of the securities of any class of equity securities of a corporation or other entity whose shares are listed or admitted to trade on a national securities exchange or are quoted on the Over the Counter Bulletin Board or similar public trading system.

d. During the term of this Agreement, the Chairman shall not, either directly or indirectly, whether on his own behalf or on behalf of any other individual or entity (other than the Company), solicit or attempt to solicit any customer, vendor, buyer, supplier, or licensee (hereinafter referred to as “customer”), or any actively sought prospective customer of the Company for the purpose of providing such customer or actively sought prospective customer a product that is competitive with a product then offered or under development by the Company. For five (5) years after the termination of this Agreement for any reason, the Chairman will not, either directly or indirectly, whether on his own behalf or on behalf of any other individual or entity, solicit or attempt to solicit any customer or actively sought prospective customer of the Company with whom the Chairman had Material Contact during the term of this Agreement for the purpose of providing such customer or actively sought prospective customer product that is competitive with a product offered or under development by the Company as of the termination of this Agreement. For purposes of this Section 6(d), the Chairman will be deemed to have had “Material Contact” with a customer or actively sought prospective customer of the Company if the Chairman (i) dealt directly with the customer or actively sought prospective customer on behalf of the Company; (ii) coordinated or supervised the Company’s dealings with the customer or actively sought prospective customer; (iii) obtained confidential information about the customer or actively sought prospective customer as a result of this Agreement; or (iv) received compensation resulting directly from the Company’s sale of products to the customer or actively sought prospective customer.

e. During the term of this Agreement and for five (5) years after the termination of this Agreement for any reason, the Chairman shall not, directly or indirectly, solicit to employ, or employ for himself or others, any employee of the Company, or any subsidiary or affiliate of the Company, who was an officer, director or employee of, or consultant or advisor to, the Company, or any subsidiary or affiliate of the Company, as of the date of the termination of this Agreement or during the preceding six (6) month period, or solicit any such person to leave such person’s position or join the employ of, or act in a similar capacity with, another, then or at a later time.

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f. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts, confidentiality, trade secrets, fiduciary duty and obligations where such laws provide the Company with any broader, further or other remedy or protection than those provided herein.

g. Because the breach or any threatened breach of any of the provisions of this Section 6 may result in immediate and irreparable injury to the Company for which the Company may not have an adequate remedy at law, the Chairman expressly agrees that the Company shall be entitled, in addition to all other rights and remedies available to it at law, in equity or otherwise, to a decree of specific performance of the restrictive covenants contained in this Section 6 and further to a temporary and permanent injunction enjoining such breach or threatened breach, in each case without the necessity of proving damages and without the necessity of posting bond or other security.

h. In the event the Chairman challenges this Agreement and an injunction or other relief is issued staying the implementation of any of the restrictions imposed by Section 6 hereof, the time remaining on the restrictions shall be tolled until the challenge is resolved by final adjudication, settlement or otherwise.

i. The Chairman acknowledges that the type and periods of restriction imposed by this Section 6 are fair and reasonable and are reasonably required for the protection of the legitimate interests of the Company and the goodwill associated with the business of the Company; and that the time, scope, geographic area and other provisions of this Agreement have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated hereby. If any of the covenants in this Section 6, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants herein, which shall be given full effect, without regard to the invalid portions. In the event that any covenant contained in this Agreement shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be judicially modified so as to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

7. TERMINATION. With or without cause, the Company and the Chairman may each terminate this Agreement at any time upon 60 days’ written notice, and the Company shall be obligated to pay to the Chairman the compensation and expenses due up to the date of the termination pursuant to the terms of this Agreement. Nothing contained herein or omitted herefrom shall prevent the Board or stockholders of the Company from removing the Chairman as permitted under the Company’s certificate of incorporation, bylaws and its corporate governance, each as amended or modified from time to time, and by applicable law, rule or regulation, including, without limitation, the DGCL.

8. INDEMNIFICATION. The Company shall indemnify the Chairman in his capacity as an officer and director of the Company to the fullest extent permitted by applicable law against all debts, judgments, costs, charges or expenses incurred or sustained by the Chairman in connection with any action, suit or proceeding to which the Chairman may be made a party by reason of his being or having been an officer or director of the Company, or because of actions taken by the Chairman which were believed by the Chairman to be in the best interests of the Company, and the Chairman shall be entitled to be covered by any directors’ and officers’ liability insurance policies which the Company may maintain for the benefit of its directors and officers, subject to the limitations of any such policies. The Company shall have the right to assume, with legal counsel of its choice, the defense of Executive in any such action, suit or proceeding for which the Company is providing indemnification to the Chairman. Should the Chairman determine to employ separate legal counsel in any such action, suit or proceeding, any costs and expenses of such separate legal counsel shall be the sole responsibility of the Chairman. If the Company does not assume the defense of any such action, suit or other proceeding, the Company shall, upon request of the Chairman, promptly advance or pay any amount for costs or expenses (including, without limitation, the reasonable legal fees and expenses of counsel retained by the Chairman) incurred by the Chairman in connection with any such action, suit or proceeding. The Company shall not be obligated to indemnify the Chairman against any actions that constitute, in the reasonable discretion of the Board, an act of gross negligence or willful misconduct or contrary to the general indemnification provisions of the DGCL or the Company’s certificate of incorporation or bylaws.

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9. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Chairman or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that any such amendment or waiver shall be unanimously approved by the Board. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10. NOTICES. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

11. GOVERNING LAW; EXCLUSIVE FORUM; NO JURY. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and the Chairman hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum. Each party agrees that service of process upon such party in any such claim, action, or proceeding shall be effective if notice is given in accordance with the provisions of this Agreement. EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, ACTION, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING AGREEMENTS, CONSENTS, AND WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL AGREEMENTS, CONSENTS, AND WAIVERS IN THIS SECTION 11.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Chairman under this Agreement are personal and therefore the Chairman may not assign or delegate any right or duty under this Agreement without the prior written consent of the Company.

13. HEADINGS; CONSTRUCTION. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

14. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

15. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

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16. ENTIRE AGREEMENT. This Agreement (together with the Confidentiality Agreement and the Company Policies) contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof, all of which are merged herein. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein (or in the Confidentiality Agreement and Company Policies ), and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding (except those in the Confidentiality Agreement and Company Policies).

17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same the same instrument. Counterparts may be executed manually or electronically (e.g., using DocuSign, SimplyAgree, or similar electronic signature technologies) other transmission method and shall be deemed an original for all purposes, and a signature to this Agreement that is delivered personally, by mail, express delivery, facsimile, electronic transmission, or otherwise shall be deemed to have been duly and validly delivered for all purposes.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Chairman Agreement to be duly executed and signed as of the day and year first above written.

CHAIRMAN

/s/ Simba Gill
Balkrishan “Simba” Gill

SERINA THERAPEUTICS, INC.

By:	/s/ Steve Ledger
Steven Ledger
As its Interim Chief Executive Officer

Contact Information:

601 Genome Way
Suite 2001
Huntsville, AL 35806

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